UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

TranS1 Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2013, TranS1 Inc. (the “Company”), through its wholly-owned subsidiary, RacerX Acquisition Corp. (“Merger Sub”), consummated its acquisition of Baxano, Inc. (“Baxano”), pursuant to an Agreement and Plan of Merger, dated March 3, 2013, by and among the Company, Merger Sub, Baxano, and Sumeet Jain and David Schulte solely as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties (such agreement, as amended, the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub merged with and into Baxano, with Baxano remaining as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, the Company issued an aggregate of 10,329,066 shares of the Company’s common stock as merger consideration. In connection with the closing of the Merger, approximately 796,772 shares of the Company’s common stock (equal to 7.5% of the total merger consideration) was deposited in a third-party escrow account to secure certain indemnification obligations of the Baxano securityholders and to fund any post-closing adjustment payable to the Company based on excess indebtedness or unpaid transaction expenses of Baxano, or to the extent Baxano’s actual closing working capital is less than target closing working capital of $2,121,000, as of March 31, 2013. Once the amount of any post-closing adjustment is determined and paid, remaining escrow shares, if any, in excess of 5% of the merger consideration will be distributed to the Baxano securityholders. The remainder of the escrow shares will be distributed to the Baxano securityholders promptly following the first anniversary of the closing date to the extent such escrow shares are not then subject to indemnification claims by the Company.

At the closing of the Merger, each outstanding share of capital stock of Baxano was cancelled and extinguished and converted into the right to receive a portion of the merger consideration in accordance with the Merger Agreement. Each promissory note of Baxano that was convertible into capital stock of Baxano (each a “Baxano Note”) was terminated at closing of the Merger, and the holders of such Baxano Notes are entitled to receive merger consideration in accordance with the Merger Agreement. Because the merger consideration is being allocated first to holders of Baxano Notes and then to Baxano stockholders in accordance with Baxano’s certificate of incorporation (the “Allocation”), only holders of Baxano Notes and Baxano Series C Preferred Stock will receive merger consideration. All stock option plans or other stock or equity-related plans of Baxano, all employee stock purchase plans, each outstanding option to purchase common stock of Baxano, whether vested or unvested, and each warrant to acquire capital stock of Baxano were terminated prior to the closing of the Merger.

James Shapiro, a member of the Board of Directors of the Company (the “Board”), was also a member of Baxano’s Board of Directors. While Mr. Shapiro did not own any shares of Baxano’s common stock individually, as a Managing Member of the General Partner of Kearny Venture Partners, L.P. and Kearny Venture Partners Entrepreneurs’ Fund, L.P., Mr. Shapiro had shared voting and dispositive power over, and a partial indirect pecuniary interest in, 7,285,290 shares of Baxano’s common stock equivalents. In addition, these funds held approximately $949,000 in aggregate principal amount of the Baxano Notes. Therefore, Mr. Shapiro and Kearny Venture Partners have the right to receive 1,244,734 shares of the Company’s common stock as merger consideration pursuant to the Allocation, in accordance with the Merger Agreement. Mr. Shapiro did not participate in discussions or deliberations of the Board related to the Merger.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement originally filed on the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2013, and Amendment No. 1 to the Merger Agreement originally filed on the Company’s Form 8-K filed with the SEC on April 10, 2013, which are incorporated herein by reference as Exhibit 2.1 and Exhibit 2.3, respectively, of this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, the Company assumed and became the borrower under Baxano’s outstanding credit facility pursuant to the terms of the First Amendment to Loan and Security Agreement, dated as of May 31, 2013 (the “First Amendment to Loan Agreement”), among the Company, Oxford Finance LLC, as collateral agent (the “Collateral Agent”), and Oxford Finance Funding I, LLC and Silicon Valley Bank, as lenders (the “Lenders”). The First Amendment to Loan Agreement amends the Loan and Security Agreement, dated as of March 15, 2012, among the Collateral Agent, the lenders party thereto, and Baxano (as so amended, the “Amended Loan Agreement”).

The First Amendment to Loan Agreement includes the Lenders’ consent to (i) the Merger, (ii) the merger of Baxano, a wholly-owned subsidiary of the Company following the closing of the Merger, with and into the Company (the “Rollup Merger”), and (iii) the Company’s concurrent name change from “TranS1 Inc.” to “Baxano Surgical, Inc.”. The Lenders also confirm their election not to exercise warrants previously issued by Baxano to the Lenders. In lieu of warrants, the Company paid the Lenders a refinancing fee of $150,000.

The Amended Loan Agreement evidences a term loan with an outstanding principal balance of approximately $2,812,000 and accrued interest balance of approximately $234,000 as of May 31, 2013, which will mature on May 1, 2016. The term loan bears interest at a fixed rate equal to 6.72% (calculated as the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) 6.68% and (ii) the sum of (a) the three month U.S. LIBOR rate reported in the Wall Street Journal three business days prior to the date the term loan was originally funded, plus (b) 6.25%. The Company is required to make monthly interest-only payments through November 2013.

Commencing December 2013, the Amended Loan Agreement provides for the amortization of principal (in the form of level monthly payments of principal and interest). The term loan will be required to be prepaid if the term loan is accelerated following an event of default. In addition, the Company is permitted to prepay the term loan in full at any time upon 15 days’ written notice to the Lenders. Upon the earliest to occur of the maturity date, acceleration of the term loan, or prepayment of the term loan, the Company is required to make a final payment equal to the original principal amount of the term loan multiplied by 7.00% (the “Final Payment Fee”). Any prepayment, whether mandatory or voluntary, must include the Final Payment Fee, the prepayment fee (equal to 2% of the principal amount prepaid if prepayment is made on or before May 31, 2015, or 1% of the principal amount prepaid if payment is made thereafter), interest at the default rate (which is the rate otherwise applicable plus 5%) with respect to any amounts past due, the Collateral Agent’s and the Lenders’ expenses, and all other obligations that are due and payable to the Collateral Agent and the Lenders.

The Amended Loan Agreement is secured by a security interest in substantially all assets of the Company and any future subsidiaries, other than intellectual property. In addition, the Amended Loan Agreement requires the Company to maintain a substantial majority of its deposits and investments in Silicon Valley Bank accounts.

The Amended Loan Agreement contains customary representations (tested on a continual basis) and covenants that, subject to exceptions, restrict the Company’s ability to do the following things: declare dividends or redeem or repurchase equity interests; pay, redeem, or amend subordinated debt; incur additional liens; make loans and investments; incur additional indebtedness; make payments in excess of $6,250,000 under a proposed settlement with the Department of Justice; engage in mergers, acquisitions, and asset sales; transact with affiliates; be party to material litigation; fail to appoint a chief executive officer or chief financial officer upon vacancy; undergo a change in control; add or change business locations; and engage in businesses that are not related to the Company’s existing business. In addition, the Company is required to raise at least $10,000,000 in net cash proceeds from the sale of its equity securities before December 31, 2013.

The events of default under the Amended Loan Agreement include, without limitation, the following: payment default; other breach of the loan documents; breach of representations and warranties; insolvency; judgments and attachments; dissolutions; failure of security; loss of certain governmental approvals; cross default to intercreditor agreements and other debt; and the occurrence of a material adverse change.

If an event of default occurs, the Lenders would be entitled to take various enforcement actions, including acceleration of amounts due under the Amended Loan Agreement and all other actions permitted under the Amended Loan Agreement and applicable law.

The Amended Loan Agreement is governed by California law, and disputes are subject to the jurisdiction of courts located in Santa Clara County, California. The Company provides customary indemnification of the Collateral Agent, the Lenders, and their related parties for claims and losses incurred in connection with the Amended Loan Agreement.

The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement and the First Amendment to Loan Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 2.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Concurrent with the closing of the Merger, and in accordance with the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated March 3, 2013, between the Company and certain investors (the “Investors”), the Company issued and sold to the Investors 7,522,009 shares of the Company’s common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to the Company of approximately $17.2 million (the “Private Placement Transaction”).

The shares of the Company’s common stock issued pursuant to the Merger Agreement and the Securities Purchase Agreement were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation D promulgated thereunder. Both the Merger and the Private Placement Transaction were privately negotiated transactions that did not involve general solicitation, and all recipients of shares of the Company’s common stock pursuant to the Merger Agreement and the Securities Purchase Agreement are “accredited investors” as defined in Regulation D.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 2.03 of this Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In order to facilitate the Board composition required by the Merger Agreement, on May 30, 2013, Michael Carusi and Jonathan Osgood tendered their resignations as members of the Board, which resignations were effective immediately prior to the effective time of the Merger on May 31, 2013.

Appointment of Directors

On May 30, 2013, the Board appointed former Baxano directors Russell C. Hirsch, M.D., Ph.D. and Roderick A. Young to serve as Class III members of the Board, effective as of the effective time of the Merger on May 31, 2013. Dr. Hirsch and Mr. Young were appointed to the Board pursuant to the Merger Agreement to serve until the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”).

Dr. Hirsch, 50, has been a Managing Director of Prospect Venture Partners, a venture capital firm, since February 2001. From June 1992 to December 2000, he was a member of the Healthcare Technology Group at Mayfield Fund, a venture capital firm. Dr. Hirsch previously served as a member of the boards of directors of Hansen Medical, Inc. from 2002 to 2012, Portola Pharmaceuticals, Inc. from 2003 to 2013, AVEO Pharmaceuticals, Inc. from 2002 to 2011, and Visiogen from 2003 to 2009. Dr. Hirsch holds a B.A. in Chemistry from the University of Chicago and a Ph.D. in Biochemistry and an M.D. from the University of California, San Francisco.

Mr. Young, 69, has been a venture partner of Three Arch Partners, a venture capital firm, since May 2006. He has served as a director of LipoScience, Inc., a medical diagnostics company, since 2008 and serves on the audit committee and compensation committee of the board. He served as a director of North American Scientific, Inc., a medical device company, from 2006 to 2009. He also represents Three Arch Partners as a director on two private company boards. From 2003 to 2005, Mr. Young was president and chief executive officer of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was president and chief executive officer of Targesome, Inc., a biotechnology company, from 1998 to 2002. Prior to Targesome, Mr. Young also served as chairman and chief executive officer of General Surgical Innovations, a medical device company; president and chief executive officer of Focus Surgery; president of Toshiba America MRI; and president and chief operating officer of Diasonics. Mr. Young received a B.S. degree in industrial engineering from Stanford University and an M.B.A. degree from Harvard Business School.

In connection with their appointments to the Board, Dr. Hirsch and Mr. Young will receive compensation in accordance with the terms of the Company’s compensation policy for non-employee directors, which is summarized in Exhibit 10.14 to the Company’s Form 10-K filed with the SEC on March 7, 2013. In accordance with this policy, on the effective date of their appointments, Dr. Hirsch and Mr. Young each received an option to purchase 30,000 shares of the Company’s common stock, which vests over four years, provided that such options are contingent on stockholder approval of an amendment to the Company’s 2007 Stock Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock available for issuance under the Plan (the “Plan Amendment”). In addition, at each annual meeting following the date of their appointments, which occurs at least six months following such appointment, Dr. Hirsch and Mr. Young will each automatically receive an option to purchase 10,000 shares of the Company’s common stock, which will be immediately vested and fully exercisable.

Dr. Hirsch and Mr. Young also entered into the Company’s standard form of indemnification agreement with the Company, as set forth in Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144802), providing for indemnification and advancement of expenses to the fullest extent permitted by the Delaware General Corporation Law.

Change in Class of Director

In order to facilitate the Board composition required by the Merger Agreement, Jeffrey Fischgrund, M.D. agreed to change from a Class III member of the Board to a Class II member of the Board. In order to effect this change, Dr. Fischgrund resigned as a Class III director, effective immediately prior to the effective time of the Merger on May 31, 2013, and was immediately re-appointed to the Board as a Class II director at the effective time of the Merger on May 31, 2013. The Board deemed Dr. Fischgrund’s resignation as a Class III director and immediate re-appointment as a Class II director as continuous service under the Plan for purposes of his outstanding equity awards. In addition, Dr. Fischgrund is not entitled to receive a stock option grant to which new directors are generally entitled upon appointment to the Board under the Board’s compensation policy for non-employee directors.

New Board Committee Structure

In connection with the changes to the Board composition described above, on May 30, 2013, the Board approved changes the membership of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee, effective immediately following the effective time of the Merger on May 31, 2013. The membership of these committees following the Merger is set forth below:

•	Compensation Committee: James Shapiro (Chairperson), Paul LaViolette, and David Simpson.

•	Nominating and Corporate Governance Committee: Russell Hirsch, Paul LaViolette, and Mark Stautberg.

•	Audit Committee: David Simpson (Chairperson), Jeffrey Fischgrund, and Roderick Young.

Appointment of Principal Operating Officer

In connection with the Merger, on May 30, 2013, the Board appointed Greg Welsh, the former Vice President of Operations of Baxano, as Vice President of Operations of the Company, effective upon the effective time of the Merger on May 31, 2013.

Mr. Welsh, 50, was Vice President of Operations of Baxano from January 2013 through May 31, 2013. At Baxano, Mr. Welsh previously served as Vice President of Manufacturing from January 2012 to January 2013, Senior Director of Operations from August 2009 to January 2012, and Director of Operations from March 2008 to August 2009. Prior to joining Baxano, Mr. Welsh served as Director of Production at Avantis Medical Systems from 2007 to 2008 and held various senior management positions at Cierra from 2006 to 2007 and Boston Scientific/Target Therapeutics from 1996 to 2006. From 1988 to 1996, Mr. Welsh served in various engineering, supervisory, and project leadership roles at Edwards, a division of Baxter Healthcare. Mr. Welsh holds a B.S. degree in Mechanical Engineering from Cal Poly San Luis Obispo and holds a Management Development Program Certificate from the School of Business at University of Southern California.

In connection with Mr. Welsh’s appointment as Vice President of Operations, the Company entered into an employment agreement with Mr. Welsh effective as of May 31, 2013 (the “Employment Agreement”). The Employment Agreement has a term of eighteen months and may be renewed at the Company’s option for a mutually agreed period of time. Under the terms of the Employment Agreement, Mr. Welsh will receive an initial base salary of $215,000. Mr. Welsh will also be eligible for a full bonus opportunity in 2013 and 2014 of up to 30% of his base salary and such benefits as are made available to the Company’s other employees, including, but not limited to, medical, dental, and disability insurance, 401(k), pension, personal leave, and other employee benefit plans and programs.

In addition, Mr. Welsh was granted, on the effective date of the Employment Agreement, a stock option to purchase 60,000 shares of the Company’s common stock, which vests over four years, provided that such option is contingent on stockholder approval of the Plan Amendment.

If Mr. Welsh’s employment is terminated as a result of the Company not providing notice to renew after the initial term, by the Company without Cause (as defined in the Employment Agreement), or by Mr. Welsh for Good Reason (as defined in the Employment Agreement), Mr. Welsh will be entitled to receive a lump sum payment in an amount equal to the base salary payable for the remainder of the initial term or twelve months, whichever is greater, accelerated vesting of his stock options, monthly reimbursements for the costs of COBRA premiums, and a bonus for 2014, so long as he complies with certain conditions in the Employment Agreement.

The foregoing summary of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 31, 2013, the Company changed its name to Baxano Surgical, Inc. Although the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the name change, the name change was effected under Section 253 of the Delaware General Corporation Law by the Rollup Merger. The Company was the surviving corporation in the Rollup Merger and, in connection with the Rollup Merger, the Company’s name changed to Baxano Surgical, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware.

A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Effective June 3, 2013, the Company’s common stock will begin trading under the new trading symbol “BAXS.” In addition, the Company’s common stock now trades under a new CUSIP number, 071773 105.

Item 7.01	Regulation FD Disclosure.

On May 31, 2013, the Company issued a press release announcing the closing of the Merger and the Private Placement Transaction. The release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed as part of this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable but not later than August 16, 2013.

(b)	Pro Forma Financial Information

The historical pro forma financial information required to be filed as part of this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable but not later than August 16, 2013.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte as Securityholder Representatives, dated March 3, 2013 (incorporated by reference to Exhibit 2.1 to TranS1’s Current Report on Form 8-K filed with the SEC on March 5, 2013).
2.2	List of Schedules Omitted from Agreement and Plan of Merger included as Exhibit 2.1 above (incorporated by reference to Exhibit 2.2 to TranS1’s Current Report on Form 8-K filed with the SEC on March 5, 2013).
2.3	First Amendment to Agreement and Plan of Merger, among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte as Securityholder Representatives, dated April 10, 2013 (incorporated by reference to Exhibit 2.1 to TranS1’s Current Report on Form 8-K filed with the SEC on April 10, 2013).
3.1	Certificate of Ownership and Merger, effective May 31, 2013.
10.1	Loan and Security Agreement, dated as of March 15, 2012, among Baxano, Inc., Oxford Finance LLC, and Silicon Valley Bank.
10.2	First Amendment to Loan and Security Agreement, dated May 31, 2013, among Baxano Surgical, Inc., Oxford Finance LLC, Oxford Finance Funding I, LLC, and Silicon Valley Bank.
10.3	Employment Agreement, effective as of May 31, 2013, between TranS1 Inc. and Greg Welsh.
99.1	Press release, dated May 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: June 3, 2013	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte as Securityholder Representatives, dated March 3, 2013 (incorporated by reference to Exhibit 2.1 to TranS1’s Current Report on Form 8-K filed with the SEC on March 5, 2013).
2.2	List of Schedules Omitted from Agreement and Plan of Merger included as Exhibit 2.1 above (incorporated by reference to Exhibit 2.2 to TranS1’s Current Report on Form 8-K filed with the SEC on March 5, 2013).
2.3	First Amendment to Agreement and Plan of Merger, among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte as Securityholder Representatives, dated April 10, 2013 (incorporated by reference to Exhibit 2.1 to TranS1’s Current Report on Form 8-K filed with the SEC on April 10, 2013).
3.1	Certificate of Ownership and Merger, effective May 31, 2013.
10.1	Loan and Security Agreement, dated as of March 15, 2012, among Baxano, Inc., Oxford Finance LLC, and Silicon Valley Bank.
10.2	First Amendment to Loan and Security Agreement, dated May 31, 2013, among Baxano Surgical, Inc., Oxford Finance LLC, Oxford Finance Funding I, LLC, and Silicon Valley Bank.
10.3	Employment Agreement, effective as of May 31, 2013, between TranS1 Inc. and Greg Welsh.
99.1	Press release, dated May 31, 2013.